Exhibit 10.54

Summary of Compensation for Non-Employee Directors
Effective January 1, 2011

Annual Board Retainer                                                              $  55,000

Board Meeting Fee                                                                     $    1,500 per meeting attended

Committee Chair Annual Retainer
Audit/Compensation/Executive                              $  15,000

Committee Chair Annual Retainer
Other Committees                                                      $  10,000

Committee Meeting Fee                                                              $    1,500 per meeting attended

Annual Equity Grant (1)                                                              $125,000

(1)
Granted in the form Restricted Stock Units effective January 25, 2011.  Messrs. Bech, Kostelnik, Lee, Loyd, Rose and Myers each received 7,060 Restricted Stock Units which will vest in full on December 31, 2011.